Exhibit 10.2



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED HEREIN.



                                 PROMISSORY NOTE

$735,000                                                        April  12,  2006

     FOR VALUE RECEIVED, the undersigned, Texhoma Energy, Inc. ("Maker"), hereby promises to pay to the order of Lucayan Oil and Gas Investments, Ltd., a Bahamas corporation ("Payee"), at 2200 Post Oak Blvd., Houston, Texas 77056, the principal sum of Seven Hundred Thirty-Five Thousand and no/100 Dollars ($735,000), in lawful money in United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, bearing interest and payable as provided herein.

     This Note reflects the outstanding balance due to Payee after the execution of a debt conversion agreement whereby Payee converted $160,000 of which it was owed into 4,000,000 shares of Maker's common stock.

     Interest on the unpaid balance of this Note shall accrue at a rate per annum equal to 6%; provided, however, that such interest shall not exceed the Maximum Rate as hereinafter defined. All past-due principal and interest shall bear interest at the maximum rate permitted by applicable law. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal amount and accrued interest of this Note shall be due and payable on April 30, 2007; provided however that this Note may be renewed for additional thirty (30) day periods at the option of the holder.

     This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

     This Note may be converted at the option of Payee into shares of Maker's common stock at $.04 per share, by providing the Maker with a written notice of its intent to convert.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

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     This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

     The indebtedness evidenced by this Note is unsecured and subordinate and junior in right of payment to the prior payment in full of all senior indebtedness (however defined in any debt instrument).

     No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

     Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, other agreement entered into in connection herewith or therewith, by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate

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shall  be  applied  to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

     Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

     This Note shall be construed and enforced under and in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                    TEXHOMA  ENERGY,  INC.

                         By: /s/  Frank  A.  Jacobs
                            -----------------------

                              Its: Chief  Executive  Officer
                                  --------------------------

                              Printed Name: Frank  A.  Jacobs
                                           ------------------

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